Exhibit 99.1

Media Contact:	Investor Contact:
Leslie Moore	Giuseppe Incitti
TIBCO Software Inc.	TIBCO Software Inc.
(650) 846-5025	(650) 846-5637
lmoore@tibco.com	gincitti@tibco.com

TIBCO SOFTWARE REPORTS FIRST QUARTER RESULTS

Record Q1 Total Revenue of $253 million; Record Q1 License Revenue of $83 million; Non-GAAP EPS of $0.19

PALO ALTO, Calif., March 20, 2014 - TIBCO Software Inc. (NASDAQ: TIBX) today announced results for its fiscal first quarter, which ended on March 2, 2014.

Total revenue for the first quarter of fiscal 2014 was $252.9 million and net income was $12.2 million, or $0.07 per diluted share. This compares to total revenue of $237.8 million and net income of $9.5 million, or $0.06 per diluted share, as reported for the first quarter of fiscal 2013.

On a non-GAAP basis, net income for the first quarter of fiscal 2014 was $31.6 million or $0.19 per diluted share, compared with $31.1 million or $0.18 per diluted share for the first quarter of fiscal 2013. Non-GAAP operating income for the first quarter of fiscal 2014 was $47.2 million, resulting in a non-GAAP operating margin of 18.7%. This compares to non-GAAP operating income of $44.0 million, or a 18.5% non-GAAP operating margin in the first quarter of fiscal 2013. Non-GAAP results exclude amortization of acquired intangible assets, stock-based compensation expense, acquisition related and other expenses, restructuring activities and non-cash interest expense related to convertible debt and assumes non-GAAP effective tax rates of 26% and 19% for the first quarters of fiscal 2014 and 2013, respectively.

“We’ve started our year with a step in the right direction, showing a record level of total revenue for a Q1.”said Vivek Ranadivé, TIBCO’s chairman and chief executive officer. “The world’s leading companies are increasingly focused on not just big but fast data, and how to gain a real-time competitive edge from their information. Our unique combination of technologies allows us to create a true business advantage for our customers, or what we call the Two-Second Advantage.”

First Quarter Fiscal 2014 Highlights

•	Total revenue of $252.9 million;

•	License revenue of $83.0 million;

•	Non-GAAP operating margin of 18.7%;

•	Non-GAAP EPS of $0.19;

•	Cash flow from operations of $51.8 million;

•	Broad mix of business across major industries including Financial Services, Telecommunications, Energy, Transportation & Logistics, Manufacturing, Government, Retail, and Insurance;

•	TIBCO closed 126 deals over $100k and had 18 deals over $1 million.

Conference Call Details

TIBCO has scheduled a conference call for 4:30 pm ET / 1:30 pm PT today to discuss its first quarter results. The conference call will be hosted by InterCall and may be accessed over the internet at www.tibco.com or via dial-in at 877-293-9114 or 706-679-0841. Please join the conference call at least 10 minutes early to register. A replay of the conference call will be available until midnight ET on April 20, 2014 at www.tibco.com or via dial-in at 800-585-8367 or 404-537-3406. The pass code for both the call and the replay is 7022353.

About TIBCO

TIBCO Software Inc. (NASDAQ: TIBX) is a global leader in infrastructure and business intelligence software. Whether it’s optimizing inventory, cross-selling products, or averting crisis before it happens, TIBCO uniquely delivers the Two-Second Advantage® — the ability to capture the right information at the right time and act on it preemptively for a competitive advantage. With a broad mix of innovative products and services, TIBCO is the strategic technology partner trusted by businesses around the world. Learn more about TIBCO at www.tibco.com.

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TIBCO, Two-Second Advantage, and TIBCO Software are trademarks or registered trademarks of TIBCO Software Inc. or its subsidiaries in the United States and/or other countries. Other product and company names and marks mentioned in this document are the property of their respective owners and are mentioned for identification purposes only.

About Non-GAAP Financial Information

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Measures.”

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws. The final financial results for first quarter of fiscal year 2014 may differ materially from the preliminary results presented in this release due to factors that include, but are not limited to, risks associated with the final review of the results and preparation of financial statements. In addition, forward-looking statements such as statements regarding TIBCO’s ability to provide products that create a business advantage for its customers, are subject to risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks include but are not limited to: risks arising from adverse changes and uncertainty in domestic and global economies, TIBCO’s ability to achieve improved performance and accelerate growth from its investments for growth and innovation, the impact of competition from alternative business models and new product introductions, TIBCO’s ability to offer compelling, differentiated products, and the impact of competition from companies that are larger or have greater resources than TIBCO. Additional information regarding potential risks is provided in TIBCO’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended November 30, 2013. TIBCO assumes no obligation to update the forward-looking statements included in this release.

TIBCO Software Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	March 2, 2014	November 30, 2013
ASSETS
Current assets:
Cash and cash equivalents	$524,962	$662,109
Short-term investments	235,131	83,842
Accounts receivable, net	205,521	231,194
Prepaid expenses and other current assets	93,176	74,725

Total current assets	1,058,790	1,051,870
Property and equipment, net	102,867	101,050
Goodwill	588,191	582,091
Acquired intangible assets, net	110,028	119,418
Long-term deferred income tax assets	61,201	78,853
Other assets	71,247	72,831

Total assets	$1,992,324	$2,006,113

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$36,327	$37,701
Accrued liabilities	104,271	125,112
Accrued restructuring costs	1,797	5,819
Deferred revenue	271,902	258,315

Total current liabilities	414,297	426,947
Long-term deferred revenue	20,908	24,036
Long-term deferred income tax liabilities	1,118	1,334
Long-term income tax liabilities	54,460	55,733
Other long-term liabilities	6,519	4,788
Convertible debt	544,054	540,022

Total long-term liabilities	627,059	625,913

Total liabilities	1,041,356	1,052,860

Total equity	950,968	953,253

Total liabilities and equity	$1,992,324	$2,006,113

TIBCO Software Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except net income per share)

	Three Months Ended
	March 2, 2014	March 3, 2013
Revenue:
License	$83,033	$78,263
Service and maintenance	169,846	159,527

Total revenue	252,879	237,790

Cost of revenue:
License	11,950	11,261
Service and maintenance	65,582	62,376

Total cost of revenue	77,532	73,637

Gross profit	175,347	164,153

Operating expenses:
Research and development	43,616	41,625
Sales and marketing	85,791	80,089
General and administrative	16,485	18,925
Amortization of acquired intangible assets	5,043	4,321
Acquisition related and other	35	327
Restructuring adjustment	(759)	7

Total operating expenses	150,211	145,294

Income from operations	25,136	18,859
Interest income	279	198
Interest expense	(8,520)	(8,782)
Other income (expense), net	(323)	(842)

Income before provision for income taxes	16,572	9,433
Provision for income taxes	4,400	(100)

Net income	12,172	9,533
Less: Net income attributable to noncontrolling interest	22	28

Net income attributable to TIBCO Software Inc.	$12,150	$9,505

Net income per share attributable to TIBCO Software Inc.:
Basic	$0.07	$0.06

Diluted	$0.07	$0.06

Shares used to compute net income per share attributable to TIBCO Software Inc.:
Basic	162,299	161,521

Diluted	167,369	169,130

TIBCO Software Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended
	March 2, 2014	March 3, 2013
Cash flows from operating activities:
Net income	$12,172	$9,533
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	4,688	3,863
Amortization of acquired intangible assets	10,031	8,418
Amortization of debt discount and transaction costs	4,907	4,713
Stock-based compensation	12,763	16,392
Deferred income tax	424	(9,188)
Tax benefits related to stock benefit plans	1,162	4,486
Excess tax benefits from stock-based compensation	(1,057)	(3,257)
Other non-cash adjustments, net	191	139
Changes in assets and liabilities:
Accounts receivable	26,292	63,733
Prepaid expenses and other assets	(3,943)	(2,426)
Accounts payable	(1,833)	1,953
Accrued and tax liabilities including restructuring costs	(24,591)	(23,383)
Deferred revenue	10,556	(11,752)

Net cash provided by operating activities	51,762	63,224

Cash flows from investing activities:
Purchases of short-term investments	(165,998)	—
Maturities and sales of short-term investments	16,373	51
Acquisitions, net of cash acquired	—	2,280
Purchases of property and equipment	(6,365)	(2,586)
Restricted cash pledged as security	629	(322)

Net cash used in investing activities	(155,361)	(577)

Cash flows from financing activities:
Principal payments on debt	—	(620)
Proceeds from issuance of common stock	2,991	6,086
Repurchases of the Company’s common stock	(35,799)	(21,871)
Withholding taxes related to restricted stock net share settlement	(4,276)	(4,890)
Excess tax benefits from stock-based compensation	1,057	3,257

Net cash used in financing activities	(36,027)	(18,038)

Effect of foreign exchange rate changes on cash and cash equivalents	2,479	506

Net change in cash and cash equivalents	(137,147)	45,115
Cash and cash equivalents at beginning of period	662,109	727,309

Cash and cash equivalents at end of period	$524,962	$772,424

About Non-GAAP Financial Measures

TIBCO provides non-GAAP measures for operating income, net income and net income per share data as supplemental information regarding TIBCO’s business performance. TIBCO believes that these non-GAAP financial measures are useful to investors because they exclude non-operating charges. TIBCO’s management excludes these non-operating charges when it internally evaluates the performance of TIBCO’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential revenue generation activities of TIBCO. Accordingly, management excludes stock-based compensation related to employee stock options, amortization of acquired intangible assets, costs related to formal restructuring activities, acquisition-related and other expenses, non-cash interest expense related to convertible debt, gains and losses on equity investments, and the income tax effects of the foregoing, as well as adjustments for the impact of changes in the valuation allowance recorded against TIBCO’s deferred tax assets when making operational decisions.

TIBCO believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand TIBCO’s financial performance on a trended basis across historical periods. In addition, it allows investors to evaluate TIBCO’s performance using the same methodology and information as that used by TIBCO’s management.

Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or a substitute for, GAAP and thus TIBCO’s definition may be different from similar non-GAAP measures used by other companies and/or analysts. However, TIBCO’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. In addition, some items such as restructuring charges that are excluded from non-GAAP net income and non-GAAP earnings per share can have a material impact on cash flows and stock compensation charges can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. TIBCO has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results, to enable investors to evaluate TIBCO’s business performance in the way that management does.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization of Intangible Assets

TIBCO has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions TIBCO has made. Management excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. TIBCO believes that eliminating this expense from its non-GAAP measures is useful to investors, because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of TIBCO’s acquisition transactions, which also vary substantially in frequency from period to period.

Stock-based Compensation

TIBCO incurs stock-based compensation expense. TIBCO excludes this item for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share because it is a non-cash expense that TIBCO believes is not reflective of its business performance. The nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expenses may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods. Finally, TIBCO believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors in the software industry.

Acquisition-related and Other Expenses

TIBCO incurs acquisition-related and other expenses which consist of costs incurred after the issuance of a definitive term sheet for a particular transaction (whether or not such transaction is ultimately completed, remains in process or is not completed) and include legal, banker, accounting and other advisory fees of third parties and severance costs for employees of the acquired company that are terminated within 90 days of the acquisition date. Management excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. TIBCO believes that eliminating these expenses from its non-GAAP measures is useful to investors, because it generally would not have otherwise incurred such expenses in the periods presented as part of its continuing operations. The acquisition-related and other expenses are not recurring with respect to past transactions, can be inconsistent in amount and frequency from period to period and are significantly impacted by the timing and magnitude of TIBCO’s acquisitions. While these expenses are not recurring with respect to past transactions, TIBCO generally will incur these expenses in connection with any future acquisitions.

Restructuring Activities

TIBCO incurs restructuring expenses, included in its GAAP presentation of operating expense, primarily due to workforce related charges such as payments for severance and benefits and estimated costs of exiting and terminating facility lease commitments related to a formal restructuring plan. TIBCO excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share, when it evaluates the continuing business performance of TIBCO. TIBCO believes that these items are not consistently recurring and do not necessarily reflect expected future operating expense, nor does TIBCO believe that they provide a meaningful evaluation of current versus past business results or the expense levels required to support TIBCO’s operating plan.

Non-Cash Interest Expense Related to Convertible Debt

TIBCO is required to recognize non-cash interest expense related to its 2.25% convertible senior notes issued in April 2012 as an imputed interest expense. Management excludes this incremental non-cash interest expense for purposes of calculating non-GAAP net income and non-GAAP net income per share. Under the relevant accounting guidance, TIBCO is required to separate the conversion option as an equity component from the debt and account for the debt in a manner that reflects TIBCO’s non-convertible debt borrowing rate. This results in the debt component of the convertible notes being treated as though it was issued at a discount, with the debt discount being accreted as additional non-cash interest expense over the term of the notes using the effective interest method. TIBCO believes that excluding this expense from its non-GAAP measures is useful to investors because this incremental interest expense does not represent a cash outflow for the company and is not meaningful in evaluating current versus past business results. Finally, TIBCO believes that non-GAAP measures of profitability that exclude non-cash interest accretion expense are widely used by analysts and investors.

TIBCO Software Inc.

Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in thousands, except net income per share)

	Three Months Ended
	March 2, 2014		March 3, 2013
	Operating Income	Net income attributable to TIBCO Software Inc.	Operating Income	Net income attributable to TIBCO Software Inc.
GAAP	$25,136	$12,150	$18,859	$9,505
Amortization of intangible assets—cost of revenue	4,988	4,988	4,097	4,097
Amortization of intangible assets—operating expense	5,043	5,043	4,321	4,321
Stock-based compensation—cost of revenue	1,930	1,930	1,603	1,603
Stock-based compensation—R&D expense	4,280	4,280	3,996	3,996
Stock-based compensation—S&M expense	4,402	4,402	5,239	5,239
Stock-based compensation—G&A expense	2,151	2,151	5,554	5,554
Acquisition related and other	35	35	327	327
Non-cash interest expense related to convertible debt	—	4,032	—	3,819
Restructuring adjustment	(759)	(759)	7	7
Income tax adjustment for non-GAAP	—	(6,695)	—	(7,395)

Non-GAAP	$47,206	$31,557	$44,003	$31,073

Diluted net income per share attributable to TIBCO Software Inc.:
GAAP		$0.07		$0.06

Non-GAAP		$0.19		$0.18

Shares used to compute diluted net income per share attributable to TIBCO Software Inc.:		167,369		169,130